SETTLEMENT AGREEMENT

         SETTLEMENT AGREEMENT ("Settlement Agreement") among Horizon Healthcare of New Jersey, Inc. ("Horizon") f/k/a Medigroup of New Jersey, Inc. ("Medigroup"); Allied Specialty Care Services, Inc. ("Allied"), successor in interest to Allied Health Group, Inc. ("AHG") now d/b/a Magellan Specialty
Health ("MSH"); and CareAdvantage, Inc. ("CareAdvantage"). Horizon, MSH, and CareAdvantage collectively shall be referred to as the "Parties."

                              W I T N E S S E T H :

         WHEREAS, Horizon has operated a health maintenance organization (commonly referred to as an "HMO") in New Jersey, which arranged for medical services for its enrollees through contracts with family and general practice physicians, hospitals and other providers;

         WHEREAS, on or about January 2, 1997, Horizon's predecessor, Medigroup, and AHG entered into an Administrative Services Agreement, pursuant to which AHG agreed, inter alia, to provide Horizon with certain utilization management and administrative services in connection with the review, processing and payment of claims for services rendered submitted by certain specialist physicians for the enrollees in the HMO and point of service ("POS") plans operated or administered by Medigroup;

         WHEREAS, the foregoing Administrative Service Agreement was modified by
a  Letter   Agreement   dated  March  1,  1997  between   Medigroup,   AHG,  and
CareAdvantage;

         WHEREAS, on or about October 16, 1997, AHG assigned substantially all of its right, title and interest in and to its agreement with Medigroup to Allied, and Allied assumed substantially all of AHG's obligations thereunder;

         WHEREAS, Horizon instituted suit against Allied in the United States District Court for the District of New Jersey, entitled Horizon Healthcare of New Jersey, Inc. vs. Allied Specialty Care Services, Inc., Civil Action No. 99 Civ. 2819 (AJL), to which action Allied joined CareAdvantage as Third-Party Defendant;

         WHEREAS, the Parties have asserted claims between and among themselves with respect to alleged breaches of the Administrative Service Agreement;

         WHEREAS, the Parties now seek to resolve the claims among and between them as more fully set forth in the form of Release attached hereto as Exhibit A and in this Settlement Agreement; and

         WHEREAS, the parties further recognize the commercial advantages accruing to the parties from the continuing relationship between Horizon and MHS, and seek to resolve the claims among and between them in the context of continuing contractual relations;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. Settlement Payments. MSH and CareAdvantage agree, severally and not jointly, as follows:

            (a)  MSH agrees to pay the sum of $722,611.28 to Horizon pursuant to
                 the  payment   schedule   annexed  hereto  as  Exhibit  C;

            (b) CareAdvantage (i) upon execution of this Settlement Agreement, shall execute and deliver to Horizon a promissory note in the amount of $419,500, payable to the order of Horizon and otherwise in the form annexed hereto as Exhibit D (the "CAI Note"), and (ii) agrees to pay to Horizon, in addition to any amounts due under the CAI Note, the sum of $419,500 within six months following execution of this Settlement Agreement;

            (c) MSH agrees to pay an additional sum to Horizon not to exceed $425,000, following implementation of services under agreements between Horizon, or any of its affiliates, and MSH, which agreements shall include and be subject to the following provisions:

                 o The  services  shall  include  any  combination  of  provider profiling, patient profiling, call center, disease management and DXM;

                 o The services shall be provided at market rates;

                 o The  agreements  for the provision of such services shall not be subject to termination without cause during the first two years of contract term;

         (d) The additional sum set forth in subparagraph "c" above shall be calculated on the basis of:

                 o $1 for each $2 of projected annualized revenue;  with respect to the first $250,000 of such revenues; and

                 o $1 for each $3 of projected annualized revenue,  with respect to the next $900,000 of such revenues calculated in each case according to the terms of the executed agreement(s).

         2. Releases. In the form attached hereto as Exhibit A, Horizon, Allied and CareAdvantage will execute Releases which will be effective upon receipt of a fully executed version of this Settlement Agreement.

         3. Dismissal of the Settled Claims. Promptly after execution of this Settlement Agreement by all Parties, and the Releases by Horizon, CareAdvantage and Allied, Horizon shall file in the federal court action a Consent Order dismissing with prejudice the Settled Claims. The Consent Order is attached as Exhibit B.

         4. No Admission of Liability. The Parties recognize that this is a commercial settlement of disputed matters and that this settlement does not constitute (and shall not be argued to constitute) an admission by any of the Parties, or evidence of any kind concerning any of the positions taken by any of the Parties or the relationships between or among the Parties.

         5. Representation by Counsel; Construction of Settlement Agreement. The Parties represent and warrant that they have been represented by legal counsel with respect to the negotiation of this Settlement Agreement; that each has been advised by legal counsel as to its respective rights and obligations with respect to this Settlement Agreement; and that each has participated in the review and drafting of this Settlement Agreement such that no construction of the terms or effect of this Settlement Agreement shall be made against any Party as principal drafter of this Settlement Agreement.

         6. Press Release. Horizon and MSH shall jointly develop a press release or other public announcement regarding the new business between them.

         7. Confidentiality.

         A. Other than the press release referenced in Paragraph 6, this Settlement Agreement, all matters relating to the terms and negotiation of this Settlement Agreement, and the implementation of any and all of its terms (collectively referred to in this Paragraph as the "Agreement") are and shall remain confidential; provided however, the fact that the Parties have entered into a settlement, without disclosing any of the other details of the Agreement, may be disclosed by the Parties. Notwithstanding the foregoing, (i) MSH or Horizon may disclose the Agreement to related or affiliated corporate entities, and its attorneys, general counsel, corporate counsel, accountants and actuaries, auditors, lending institutions, and investment bankers; (ii) CareAdvantage may disclose the Agreement to (x) related or affiliated corporate entities, and its attorneys, general counsel, corporate counsel, accountants and actuaries, auditors, lending institutions, and investment bankers and (y) any state, federal, or governmental authority, including but not limited to disclosures in SEC filed documents and/or their state or local equivalent, to which CareAdvantage upon advice of counsel reasonably believes it has a legal or contractual obligation to report or disclose its terms.

         B. In the event any Party believes disclosure of the Agreement is required by operation of law (other than, in the case of CareAdvantage, disclosure permitted pursuant to subparagraph (A)(ii) above), or that MSH or Horizon believes disclosure of the Agreement is permitted pursuant to subparagraph (A)(i) above,

            (i) the Party receiving any such request or demand for disclosure shall give the other Parties written notice at least twenty (20) days prior to disclosing the information, unless the receiving Party is required by law or court order to disclose such information at an earlier date, in which case the receiving Party shall give the other Parties as much notice as is possible under the circumstances. Such notice shall set forth all information which the Party intends to disclose, the identity of each person to whom the information is to be disclosed, the statute or other legal authority purportedly requiring the disclosure, and the circumstances pursuant to which disclosure is proposed to be made, and

            (ii) the Parties each agree to assert objections to such disclosure based on confidentiality, Rule 408 of the New Jersey and/or Federal Rules of Evidence and similar state and foreign jurisdiction legal provisions regarding settlements. In the event disclosure is required by operation of law, the receiving Party shall request the court requiring disclosure to order that any such disclosure be made in camera and sealed from the public record.

            8. Notice Provision. All notices to be given hereunder shall be in writing and given by hand delivery, telecopy, facsimile transmission, telegram or registered or certified mail, postage prepaid, return receipt requested to the respective Parties as follows:

                If to Horizon:

                           Thomas J. Calvocoressi
                           Vice President, General Counsel and Secretary Horizon Blue Cross Blue Shield of New Jersey 3 Penn Plaza, East, PP-16F
                           Newark, New Jersey  07105

                cc:        None

                If to MHS:

                           Megan M. Arthur, Esq.
                           Executive Vice President & General Counsel
                           6950 Columbia Gateway Dr.
                           Suite 400
                           Columbia, MD. 21046
                           Fax: 410-953-4715


                cc:        Thomas F. Quinn, Esq.
                           Wilson Elser Moskowitz Edelman & Dicker LLP
                           Gateway Two
                           Newark, NJ 07102


                If  to CareAdvantage:

                           Richard Freeman, M.D.
                           President & Chief Operating Officer
                           CareAdvantage, Inc.
                           485-C Route One South

                cc:        George Neidich, Esq.
                           General Counsel
                           9301 Morison Lane
                           Great Falls, VA 22066
                           Fax: 703-757-0274

Any notice given in accordance with this Paragraph 8, shall be deemed given and received within three (3) days after mailing (in the case of notice sent by registered or certified mail) or upon receipt (in the case of notice given by hand delivery, telecopy, facsimile transmission, or telegram).

         9. Waiver of Compliance. The failure of any Party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other Parties, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         10. Binding Nature of Terms and Representations of the Parties. Each of the terms of this Settlement Agreement is binding upon each of the signatories hereto, their respective successors, transferees, assigns, representatives, principals, agents, officers, directors and employees; provided however, that no Party may assign its rights under this Settlement Agreement without the consent of the other Parties, which consent shall not be unreasonably withheld.

         11. Representations of Parties. Each of the Parties hereto hereby represents and warrants to the other to the extent applicable that:

             A. Such party has all power and authority, and all or any necessary regulatory consents, to enter and perform this Agreement;

             B. Such party has taken all necessary actions to authorize the execution of this Agreement in accordance with its terms; and

             C. Such party, without further consideration, shall execute and deliver such other documents and take such other action as may be necessary to give full force and effect to this Agreement.

         12. Headings. The headings contained in this Settlement Agreement are merely for convenience of reference and shall not under any circumstances affect the meaning or interpretation of this Settlement Agreement.

         13. Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures may be delivered via telecopy.

         14. Governing Law. This Settlement Agreement shall be governed by the laws of the State of New Jersey, without giving effect to New Jersey choice of law principles.

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their authorized representatives as of the date and year set forth below:

                         HORIZON HEALTHCARE OF NEW JERSEY, INC.

                         By:  /s/ Donna M. Celestini

                            -----------------------------------

                         Dated:  August 9, 2000


                         ALLIED SPECIALTY CARE SERVICES, INC.
                         d/b/a MAGELLAN SPECIALTY HEALTH

                         By:  /s/
                            ----------------------------------

                         Dated:  August 9, 2000

                         CAREADVANTAGE, INC.

                         By:  /s/ R. Christopher Minor

                            ----------------------------------

                         Dated:  August 9, 2000

                                     RELEASE

         This Release dated August 9, 2000, is given and exchanged by and among Horizon Healthcare of New Jersey, Inc.("Horizon"), f/k/a Medigroup of New Jersey, Inc. ("Medigroup"); Allied Specialty Care Services, Inc. ("Allied"), successor in interest to Allied Health Group, Inc. ("AHG"), now d/b/a Magellan Specialty Health ("MSH"); and CareAdvantage, Inc., ("CareAdvantage") and all of their successors, predecessors and affiliate companies; as Releasors, to and in favor of each other, as Releasees, each party hereby releasing the other parties, pursuant to the terms of this Release.

         Each party hereby irrevocably releases and forever discharges each of the other parties from the following claims:

         A. All claims for, or relating, to the Administrative Service Agreement dated January 2, 1997, by and between Medigroup and AHG, and the Letter Agreement dated March 1, 1997 by and among Medigroup, AHG and CareAdvantage; and

         These include, but are not limited to, all claims for breach of the foregoing agreements by any party thereto, or by their successors or assigns.

         B. All claims which have been or which could have been made in connection with either of the foregoing agreements in either of the following proceedings:

         (1) The action entitled Horizon HealthCare of New Jersey, Inc. v. Allied Specialty Care Services, Inc., Civil Action No. 99-CIV. 2819
         (AJL), pending in the United States District Court for the District of New Jersey;

         The consideration for the Release exchanged is as set forth in the Settlement Agreement, and further includes the mutual release and discharge of the parties' respective claims for breach of the foregoing agreements.

         IN WITNESS WHEREOF, the parties have caused this Release to be executed by their authorized representatives as of the date and year set forth below:

                         HORIZON HEALTHCARE OF NEW JERSEY, INC.



                         By:/s/ Donna M. Celestini

                            -----------------------------------

                         Dated:  August 9, 2000



                         ALLIED SPECIALTY CARE SERVICES, INC.
                         d/b/a MAGELLAN SPECIALTY HEALTH



                         By:/s/

                            -----------------------------------

                         Dated:  August 9, 2000



                         CAREADVANTAGE, INC.



                         By:/s/ R. Christopher Minor

                            -----------------------------------

                         Dated:  August 9, 2000

WILSON, ELSER MOSKOWITZ, EDELMAN & DICKER LLP
TFQ-3063
33 Washington Street
Newark, New Jersey 07102
Tel: (973) 624-0800 Fax: (973) 624-0808
Attorneys for Defendant Counterclaimant/Third-Party Plaintiff
Allied Specialty Care Services, Inc..
--------------------------------------------------

HORIZON HEALTHCARE OF NEW         UNITED STATES DISTRICT COURT FOR THE DISTRICT
JERSEY, INC.,                     THE DISTRICT
                                  OF NEW JERSEY

            Plaintiff,
                                  Civil No.  99-W2819 (AJL)
v.

ALLIED SPECIALTY CARE SERVICES, INC.,

            Defendant Counter-
            claimant/Third-Party  CONSENT ORDER OF
            Plaintiff,            DISMISSAL
v.

CAREADVANTAGE, INC.,

            Third-Party Defendant.


--------------------------------------------------


         This matter having been opened to the Court by Horizon Healthcare of New Jersey, Inc. and Allied Specialty Care Services, Inc., now d/b/a Magellan Specialty Health; and this Court having considered the matter, and for good cause shown:

         It is on this ____ day of November, 2000;

        ORDERED, that this action be and hereby is dismissed in its entirety with prejudice and without costs; and it is;

         ORDERED that a copy of this Order be served on all counsel of record within 7 days.




                         ---------------------------------
                         ALFRED J. LECHNER, JR., U.S.D.J.

CONSENTED TO:
Horizon Health Care of New Jersey, Inc.


By:
   ------------------------------------


Allied Specialty Care Services, Inc.
d/b/a Magellan Specialty Health


By:
   ------------------------------------


CAREADVANTAGE, INC.



By:
   ------------------------------------

The following is the payment schedule from MSH to Horizon of the $722,611.28, payable quarterly, over two(2) years:

Due Date                                                      Amount
--------                                                      ------
8/1/00                                                        $90,326.41
11/1/00                                                       $90,326.41
2/1/01                                                        $90,326.41
5/1/01                                                        $90,326.41
8/1/01                                                        $90,326.41
11/1/01                                                       $90,326.41
2/01/02                                                       $90,326.41
5/1/02                                                        $90,326.41

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OF SUCH LAWS.


                               CAREADVANTAGE, INC.
                                 PROMISSORY NOTE


$419,500.00                                                   Newark, New Jersey
                                                                  August 9, 2000

FOR VALUE RECEIVED, the undersigned, CAREADVANTAGE, INC., a Delaware corporation with its principal place of business at 485-C Route 1 South, Iselin, New Jersey 08830 (the "Payor"), promises to pay to the order of HORIZON HEALTHCARE OF NEW JERSEY, INC., a New Jersey corporation with its principal place of business at Three Penn Plaza East, Newark, New Jersey 07105 (the "Payee"), by wire transfer or in same day funds at its above-stated address, as the Payee shall direct the Payor in writing, the principal sum of FOUR HUNDRED NINETEEN THOUSAND, FIVE HUNDRED DOLLARS ($419,500.00), together with all interest on the outstanding principal balance and other expenses, payable as set forth below in lawful money of the United States of America.

         This Promissory Note (this "Promissory Note") is the promissory note referred to in Section 1(b) of the Settlement Agreement dated as of August 9, 2000 (the "Agreement") by and among the Payor, the Payee and Allied Specialty Care Services, Inc., successor in interest to Allied Health Group, Inc. (now d/b/a Magellan Specialty Health), a Delaware corporation.

The outstanding principal amount of this Promissory Note shall bear interest daily from August 9, 2000 until payment in full of all of amounts due and owing hereunder at the rate of six and sixteen hundredths percent (6.16%) per annum; provided, however, that the rate shall be adjusted on each November 1, February 1, May 1 and August 1 as of which any principal hereof remains outstanding so that, following each such adjustment, the interest rate is equal to the rate most recently then reported in The Wall Street Journal for five-year U.S. Treasury notes.

Subject to the right of the Payee to accelerate the maturity of this Promissory Note as hereinafter provided, the entire principal amount of and interest on this Promissory Note shall be November 1, 2000 (the "Maturity Date").

An "Event of Default" shall occur if:

         (a) the Payor defaults in the payment of principal or interest of this Promissory Note when the same becomes due and payable;

         (b) the Payor fails to comply with any other provision of this Promissory Note and such failure continues for a period of five (5) days following notice to the Payor of such failure;

         (c) the Payor pursuant to or within the meaning of any bankruptcy law:

             (i)   commences a voluntary case;

             (ii) consents to the entry of an order for relief against it in an involuntary case;

             (iii) consents  to  the  appointment  of  a  receiver,  liquidator, assignee, custodian, trustee, sequestrator or other similar official (a "Custodian") of it or for all or substantially all of its property; or

             (iv)  makes a general  assignment for the benefit of its creditors;
                   or

         (d) a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

             (i)   is for relief against the Payor in an involuntary case;

             (ii) appoints a Custodian of the Payor or for all or substantially all of its property; or

             (iii) orders  the  winding up or  liquidation  of the Payor and the order or decree remains unstayed and in effect for sixty (60) days.

If an Event of Default occurs as described above, then the principal of and the accrued interest on this Promissory Note shall become due and payable immediately, whether or not notice of such Event of Default shall have been given by any holder of this Promissory Note. The holder of this Promissory Note may rescind an acceleration and its consequences if all existing Events of Default (other than nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree.

If an Event of Default occurs and is continuing, the holder of this Promissory Note may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on this Promissory Note or to enforce the performance of any provision of this Promissory Note.

Except as otherwise provided by law, a delay or omission by the holder of this Promissory Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No waiver of any right shall be effective unless in writing and signed by the Payee, and no waiver on one (1) or more occasions shall be conclusive as a bar to or waiver of any right on any other occasion. No remedy is exclusive of any other remedy. All available remedies are cumulative.

The principal amount of this Promissory Note may be prepaid at the option of the Payor upon five (5) days' prior written notice to the Payee, in whole or in part, at any time or from time to time without premium or penalty; provided, however, that any such prepayment shall be accompanied by accrued interest on the principal amount so prepaid.

The Payor represents that it has taken all corporate actions necessary to authorize it to issue this Promissory Note and to perform its obligations hereunder.

The Payor waives diligence, protest, presentment of any instrument, demand for payment, notice of nonpayment and acceleration and any and all other notices and demands whatsoever in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

All notices and other communications hereunder shall be in writing and shall be made in accordance with Section 8 of the Agreement.

The obligations of the Payor under this Promissory Note may not be transferred or assigned by the Payor without the prior written consent of the Payee. This Promissory Note shall be binding upon the permitted assigns and successors of the Payor and shall inure to the benefit of and be enforceable by the Payee, its successors and assigns.

The Payor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Payee in connection with the collection and/or enforcement of this Promissory Note.

This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of New Jersey.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed as of the date first above written.

                         CAREADVANTAGE, INC.



                         By:/s/ R. Christopher Minor

                            ------------------------------------
                            Name:
                            Title: